Exhibit 99.1

Contacts:	Daniel J. Kohl, President/CEO
James M. McNeill, Sr. Vice President/CFO
(770) 441-1580

Matthew Haines, Noonan Russo
(212) 845-4235

PSA HealthCare Announces

First Quarter Financial Results

Norcross, GA. February 9, 2007 – PSA HealthCare (NASDAQ: PSAI) announced today financial results for the first quarter of fiscal year 2007, ended December 31, 2006.

Highlights of PSA’s results for the first quarter ended December 31, 2006, include:

•	Consolidated Net revenue increased 15% from the prior year’s quarter.

•	Completed the sale of the Respiratory Therapy Equipment and Services segment to Lincare.

•	Executed an agreement to purchase the pediatric assets of Americare At Home Inc. and, subsequent to quarter end, closed and began the integration of these assets.

•	Continued strong cash collections

For the first quarter of fiscal 2007, net revenue from continuing operations was $32,058,000. Income from continuing operations was $134,000 income from discontinued operations was $1,191,000 and loss on disposal of discontinued operations was $759,000. Consolidated net income was $566,000.

“We are pleased with the progress we made during the quarter on gross margins in the PDN segment as evidenced by an 80 basis point sequential improvement. In addition, we made continued strides in our acquisition program as we closed on the Americare At Home transaction and announced definitive agreements with Wilkerson Health Care and Maternal Child Health,” said Daniel J. Kohl President and CEO.

During this morning’s conference call the Company will also be discussing a tax accounting error that will result in a restatement of it’s previously issued Consolidated Financial Statements for September 30, 2006. Cash on hand and cash taxes payable were not affected by this error or the restatement. This issue will have no impact on the future operating performance of the business. Net income was overstated by approximately $2.8 million, or $0.38 per diluted share due to an error by the Company’s tax advisers, BDO Seidman, LLP in the classification of non deductible goodwill related to the gain on sale of discontinued operations as a temporary difference instead of a permanent difference between book and tax income. The Company will be filing the appropriate Forms 8-K and 10-K/A prior to the market opening this morning and will respond to any inquiries regarding this event during the call.

“Conference Call

A conference call to discuss these results has been scheduled for Friday February 9, 2007 at 8:00 a.m. ET. The dial-in number for all Participants is 800-374-1702. Note: To join the Q&A session, please press the asterisk followed by 1. If you are unable to listen to the live broadcast, replays of the conference call will be available until February 23, 2007 by dialing 800-642-1687. To connect with the replay of the conference call, please refer to the PSA HealthCare Earnings Call, Passcode: 2878473 #.

PSA provides comprehensive pediatric home health care services through a network of over 54 branch offices in 18 states, including satellite offices and branch office start-ups. Through these offices, PSA provides a combination of services, including pediatric private duty nursing (PDN), pediatric day treatment centers (PPECs) and respiratory therapy and equipment services (RTES). Additional information on PSA may be found on the Company’s website at http://www.psahealthcare.com.

NOTE: This press release contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) relating to future financial performance of PSA Healthcare (the “Company”). When used in this press release, the words “may,” “targets,” “goal,” “will,” “could,” “should,” “would,” “believe,” “feel,” “expects,” “confident,” “anticipate,” “estimate,” “intend,” “plan,” “potential” and similar expressions may be indicative of forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the Company’s control. The Company cautions that various factors, including the factors described hereunder and those discussed in the Company’s other filings with the Securities and Exchange Commission, as well as general economic conditions, industry trends, the Company’s anticipated uses of the proceeds from the sale of its Pharmacy and RTES Businesses, assimilate and manage previously acquired field operations, collect accounts receivable, including receivables related to acquired businesses and receivables under appeal, hire and retain qualified personnel and comply with and respond to billing requirements issues, including those related to the Company’s billing and collection system, nurse shortages, HIPAA regulations, adverse litigation, workers’ compensation losses, availability and cost of medical malpractice insurance and reduced state funding levels and nursing hours authorized by Medicaid programs, and the impact of changes resulting from the recently enacted Medicare Act, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements of the Company made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

PSA HEALTHCARE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

		December 31, 2006
Net revenue		$32,058
Costs and expenses:
Costs of goods and services (exclusive of depreciation shown separately below)		19,446
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits		5,224
Business insurance		1,295
Overhead		1,812

Other operating costs and expenses		8,331
Corporate, general and administrative
Salaries, wages and benefits		3,071
Business insurance		69
Professional services		932
Overhead		619

Corporate, general and administrative		4,691
Provision for doubtful accounts		111
Provision for insurance recoveries		(250)
Depreciation and amortization		275

Total costs and expenses		32,604

Operating loss		(546)
Other income		58
Interest income		810

Income from continuing operations before income tax expense		322
Income tax expense		188

Income from continuing operations		134
Discontinued operations:
Income from discontinued operations before income tax expense	1,708
Income tax expense	517

Income from discontinued operations		1,191

Gain on disposal of discontinued operations before income tax expense	970
Income tax expense	1,729

Loss on disposal of discontinued operations		(759)

Net income		$566

Income per share data:
Basic net income per share data:
Income from continuing operations		$0.02
Income from discontinued operations		0.16
Loss on disposal of discontinued operations		(0.10)

Net income		$0.08

Diluted net income per share data:
Income from continuing operations		$0.02
Income from discontinued operations		0.15
Loss on disposal of discontinued operations		(0.10)

Net income		$0.07

Weighted average shares outstanding:
Basic		7,538

Diluted		7,712

	Nursing	PPEC	Consolidated Total
Three Months Ended December 31, 2006

Net revenue	$29,497	$2,561	$32,058

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	19,347	88	19,435
Disposables/Supplies	8	3	11

Total cost of goods and services	19,355	91	19,446
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,740	1,484	5,224
Business Insurance	1,176	119	1,295
Overhead	1,414	398	1,812

Total operating costs and expenses	6,330	2,001	8,331

Provision for doubtful accounts	117	(6)	111
Depreciation	53	68	121

Branch office contribution margin	$3,642	$407	$4,049

Three Months Ended December 31, 2005

Net revenue	$25,375	$2,558	$27,933

Costs of goods and services (exclusive of depreciation shown separately below)

Nursing and therapist salaries, wages, benefits and supplies	16,771	136	16,907
Disposables/Supplies	13	8	21

Total cost of goods and services	16,784	144	16,928
Other operating costs and expenses
Administrative and marketing salaries, wages and benefits	3,380	1,421	4,801
Business Insurance	1,103	93	1,196
Overhead	1,434	424	1,858

Total operating costs and expenses	5,917	1,938	7,855

Provision for doubtful accounts	(38)	43	5
Depreciation	40	45	85

Branch office contribution margin	$2,672	$388	$3,060

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005
Total profit for reportable segments	$4,049	$3,060

Corporate, general and administrative	(4,691)	(5,427)
Corporate depreciation and amortization	(154)	(157)
Provision for insurance recoveries	250	—
Loss on early extinguishment of debt		(837)
Other income	58	3
Interest income	810	385
Interest expense		(560)

Income (loss) from continuing operations, before income tax expense (benefit)	$322	$(3,533)